UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2005

RUSH ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-20797	74-1733016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 IH-35 South, Suite 500, New Braunfels, Texas		78130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (830) 626-5200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On September 20, 2005, Rush Truck Centers of Alabama, Inc., Rush Truck Centers of Arizona, Inc., Rush Truck Centers of California, Inc., Rush Truck Centers of Colorado, Inc., Rush Truck Centers of Florida, Inc., Rush Truck Centers of New Mexico, Inc., Rush Truck Centers of Oklahoma, Inc., Rush Truck Centers of Tennessee, Inc., and Rush Truck Centers of Texas, L.P., a limited partnership (individually a “Debtor” and collectively the “Debtors”), each of which is a wholly owned subsidiary of Rush Enterprises, Inc. (the “Company”) entered into a Wholesale Security Agreement (the “New Floor Plan Financing Agreement”) with General Electric Capital Corporation (“GE Capital” or “Lender”).  The New Floor Plan Financing Agreement provides for a three-year revolving credit facility in a maximum principal amount of $280 million.  Under the New Floor Plan Financing Agreement, the Debtors may also, from time to time, request working capital advances in the minimum amount of $100,000.  However, such working capital advances may not cause the total indebtedness owed GE Capital to exceed an amount equal to the wholesale advances made against the then current inventory less any payment reductions then due.  Interest under the New Floor Plan Financing Agreement is payable monthly at a rate equal to LIBOR plus 1.68%.

In addition, the Debtors have the right to make prepayments of indebtedness and receive an interest rate credit against the amount of the prepayments at a rate equal to the then current interest rate less 133 basis points.  The amount that may be prepaid is subject to limits established by GE Capital, but shall not exceed $100,000,000 at any time.

Amounts borrowed under the New Floor Plan Financing Agreement will be used to acquire truck inventory on an ongoing basis and to payoff the Debtors’ existing floor plan financing under the Amended and Restated Master Loan Agreement dated December 7, 2000, by and among the Company, the Debtors and General Motors Acceptance Corporation (the “Terminated Agreement”), described in more detail in Item 1.02 below.  The New Floor Plan Financing Agreement will only apply to purchases of truck inventory; the Debtors will continue to finance substantially all of their new construction equipment inventory under floor plan facilities with John Deere and Citicapital, a division of Citigroup. Amounts borrowed under the New Floor Plan Financing Agreement are secured by all of the Debtors’ present and future inventory (for which an advance has been made or is then outstanding against any particular item of inventory) and all chattel paper, documents, certificates of title, certificates of origin, general intangibles, instruments, accounts and contract rights now existing or hereafter arising with respect thereto, and all cash and non-cash proceeds of any of the foregoing.

Under the New Floor Plan Financing Agreement, upon the sale of an item of inventory, the amount of the advance related thereto shall be immediately due and payable.  With respect to each current outstanding and future advance related to an item of new inventory, the Debtors will be required to pay to Lender an amount equal to (i) 10% of the original advance 12 months after the date of the advance, (ii) 5% of the original advance after 18 and 24 months and (iii) 5% of the original advance each month thereafter until the balance is completely paid.  With respect to each current outstanding and future advance related to an item of used inventory, the Debtors will be required to pay to Lender an amount equal to (i) 10% of the original advance 12 months, 15 months and 18 months after the date of the advance and (ii) 5% of the original advance each month thereafter until the balance is completely paid.

The Debtors have agreed to pay, in the aggregate, a one-time set-up fee of $5,000 and commitment fee of $50,000 to cover GE Capital’s expenses.  In the event the Debtors have not paid any amount within 10 days of its due date, the Debtors have agreed to pay a delinquency fee of 1½% per month (or, at Lender’s option, 5% of such past due amounts).

Should there be a material change in the management or control of the Debtors, Lender may demand payment of all advances then outstanding, as well as all accrued but unpaid interest; the Debtors will be required to make such payment within 120 days.  Upon the suspension and/or termination of any Peterbilt franchise or any license to sell Class 8 trucks by a governmental authority relating to a particular dealership location, Lender may demand payment, within thirty (30) days, of all advances which relate to the dealership location covered by such franchise or license termination.  Should the Peterbilt franchises and/or licenses representing more than twenty-five percent (25%) of the advances to the Debtors by dollar volume be suspended and/or terminated, Lender may demand payment of all advances then outstanding to the Debtors; in which event, such advances, as well as all accrued but unpaid interest, shall be paid by the Debtors within thirty (30) days of such demand.

Upon the occurrence of an event of default, Lender may, among other remedies, declare the indebtedness to be immediately due and payable.  Furthermore, in the event any of the Debtors (i) terminate requesting advances from Lender for a particular manufacturer or for used inventory, (ii) allow another finance source to commence financing inventory for which an internal credit limit has been established by Lender or (iii) is in default under the New Floor Plan Financing Agreement and Lender terminates the New Floor Plan Financing Agreement (each such event shall be referred to herein as a “ Termination Event”) the Debtors shall pay to Lender an amount equal to: (a) 3% of the original Internal Credit Limit established for such manufacturer or used inventory, if the Termination Event occurs on or before the first annual anniversary of the date of the New Floor Plan Financing Agreement (“Months 1-12”); (b) 2% of the original Internal Credit Limit established for such manufacturer or used Inventory, if the Termination Event occurs on or before the second anniversary of the New Floor Plan Financing Agreement (“Months 13-24”); and (c) 1% of the original Internal Credit Limit established for such manufacturer or used Inventory, if the Termination Event occurs on or before the third annual anniversary of the date of the New Floor Plan Financing Agreement (“Months 25-36”); no payment will be due following a Termination Event after Month 36.

In conjunction with the New Floor Plan Financing Agreement, the Company executed a Continuing Guaranty dated September 20, 2005, in favor of GE Capital.  Under the Continuing Guaranty, the Company agrees to promptly and fully pay all of the Debtors’ present and future liabilities, obligations and indebtedness to GE Capital, matured or unmatured, which represent advances to the Debtors by GE Capital pursuant to the New Floor Plan Financing Agreement, as well as all interest which accrues thereon and all reasonable costs of collection of the same in the event of default by the Debtors.  The Continuing Guaranty limits the Company’s obligation to a maximum principal amount of $300 million, plus unpaid interest and reasonable costs of collection.

The foregoing description of the New Floor Plan Financing Agreement, including the Addendum and Amendment thereto, and the Continuing Guaranty is not complete and is qualified in its entirety by the actual terms of such agreements, copies of which are incorporated herein by reference and attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

ITEM 1.02             Termination of a Material Definitive Agreement

In connection with the New Floor Plan Financing Agreement dated as of September 20, 2005, described in Item 1.01 above, on September 20, 2005 the Company and the Debtors terminated the Amended and Restated Master Loan Agreement (the “Terminated Agreement”) dated December 7, 2000, by and among the Company, the Debtors and General Motors Acceptance Corporation (“GMAC”).  Prior to termination, there was approximately $236 million outstanding under the Terminated Agreement secured by all of the Company’s and the Debtors’ motor vehicle inventory.  Under the Terminated Agreement, the Company financed substantially all of the purchase price of its new truck inventory, and 75% of the loan value of its used truck inventory under a floor plan arrangement with GMAC.  On June 30, 2005, the Company had approximately $267.4 million outstanding under its floor plan financing arrangement with GMAC.  The Company made monthly interest payments to GMAC on the amount financed, but was not required to commence loan principal repayments prior to the sale of new vehicles for a period of 12 months or prior to the sale of used vehicles for a period of three months.  The Company earned interest on overnight funds deposited by the Company with GMAC at the prime rate less 0.90%. The Company was permitted to earn interest on overnight funds of up to 10% of the amount borrowed under its floor plan financing arrangement with GMAC.  The Terminated Agreement allowed the Company and the Debtors at any time, and without any prepayment fee or premium or notice or penalty, to repay all or any part of the credit line advances from GMAC.

This description of the Terminated Agreement is not complete and is qualified in its entirety by the actual terms of the Terminated Agreement, a copy of which is incorporated herein by reference to Exhibit 10.11 of the Company’s Form 10-K (File No. 000-20797) for the year ended December 31, 2000.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As discussed in Item 1.01 above, on September 20, 2005, certain subsidiaries of Rush Enterprises, Inc. entered into a New Floor Plan Financing Agreement with General Electric Capital Corporation.  The information presented in Item 1.01 is incorporated herein by reference.  Please refer to Item 1.01 for disclosures required under this Item 2.03.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Document Description

10.1*

Wholesale Security Agreement, dated September 20, 2005, by and among General Electric Capital Corporation and Rush Truck Centers of Alabama, Inc., Rush Truck Centers of Arizona, Inc., Rush Truck Centers of California, Inc., Rush Truck Centers of Colorado, Inc., Rush Truck Centers of Florida, Inc., Rush Truck Centers of New Mexico, Inc., Rush Truck Centers of Oklahoma, Inc., Rush Truck Centers of Tennessee, Inc., and Rush Truck Centers of Texas, L.P.

10.2*

Addendum to Wholesale Security Agreement, dated September 20, 2005, by and among General Electric Capital Corporation and Rush Truck Centers of Alabama, Inc., Rush Truck Centers of Arizona, Inc., Rush Truck Centers of California, Inc., Rush Truck Centers of Colorado, Inc., Rush Truck Centers of Florida, Inc., Rush Truck Centers of New Mexico, Inc., Rush Truck Centers of Oklahoma, Inc., Rush Truck Centers of Tennessee, Inc., and Rush Truck Centers of Texas, L.P.

10.3*

Agreement Amending the Wholesale Security Agreement and Conditionally the Sale of Collateral on a Delayed Payment Privilege Basis, dated September 20, 2005, by and among General Electric Capital Corporation and Rush Truck Centers of Alabama, Inc., Rush Truck Centers of Arizona, Inc., Rush Truck Centers of California, Inc., Rush Truck Centers of Colorado, Inc., Rush Truck Centers of Florida, Inc., Rush Truck Centers of New Mexico, Inc., Rush Truck Centers of Oklahoma, Inc., Rush Truck Centers of Tennessee, Inc., and Rush Truck Centers of Texas, L.P.

10.4*	Continuing Guaranty, dated September 20, 2005, by and among General Electric Capital Corporation and Rush Enterprises, Inc.

10.5

Amended and Restated Master Loan Agreement by and between General Motors Acceptance Corporation and Rush Enterprises, Inc. dated December 7, 2000 (incorporated herein by reference to Exhibit 10.11 of the Company’s Form 10-K (File No. 000-20797) for the year ended December 31, 2000).

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

	By	/s/ Martin A Naegelin, Jr.
Martin A Naegelin, Jr.
Senior Vice President and Chief Financial Officer

Dated September 23, 2005